UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C., 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported):  10/06/2005

MOLINA HEALTHCARE, INC.
(Exact Name of Registrant as Specified in its Charter)

Commission File Number:  001-31719

DE	134204626
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

One Golden Shore Drive
Long Beach, CA 90802-4202
(Address of Principal Executive Offices, Including Zip Code)

562 435 3666
(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Items to be Included in this Report

Item 1.01.    Entry into a Material Definitive Agreement

Molina Healthcare, Inc. (the "Company") has entered into a "First Amendment and Waiver" with respect to its $180 million revolving credit facility with Bank of America, N.A., as administrative agent and lender. The First Amendment and Waiver retroactively waives the Company's non-compliance at June 30, 2005 with certain financial ratio covenants, and amends the ratios on a going-forward basis.

Prior to its entry into the First Amendment and Waiver, the Company elected to pay off in full the outstanding borrowings of $3.1 million under the credit facility.

A copy of the First Amendment and Waiver is attached as Exhibit 10.1 and is incorporated herein by reference. The foregoing summary of the terms of the First Amendment and Waiver does not purport to be complete and is qualified in its entirety by reference to the First Amendment and Waiver.

Item 9.01.    Financial Statements and Exhibits

Exhibit 10.1   First Amendment and Waiver.

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

MOLINA HEALTHCARE, INC.

Date: October 13, 2005.	By:	/s/ Mark L. Andrews
Mark L. Andrews
Executive Vice President, General Counsel

Exhibit Index

Exhibit No.	Description
EX-10.1	First Amendment and Waiver